Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Cogent, Inc. on Form S-8 of our reports dated May 14, 2004 (September 8, 2004 as to the fourth paragraph of Note 5), appearing in the Prospectus of Cogent, Inc. filed with the Securities and Exchange Commission on September 24, 2004 (File No. 333-115535) pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

DELOITTE & TOUCHE LLP

Los Angeles, California

October 13, 2004